CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------





As independent public accountants, we hereby consent to the use of our report dated July 17, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 4.




                                              /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 October 29, 1998